UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 11, 2007

MOLSON COORS BREWING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-14829	84-0178360
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)

1225 17th Street, Suite 3200	80202
Denver, Colorado	(Zip Code)

1555 Notre Dame Street East
Montreal, Quebec Canada	H2L 2R5
(Address of Principal Executive Offices)	(Postal Code)

Registrant’s Telephone Number, Including Area Code:	303-277-6661 (Colorado)
514-521-1786 (Quebec)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

Underwriting Agreement

On June 11, 2007, Molson Coors Brewing Company (the “Company”) and certain of its subsidiaries entered into an underwriting agreement (the “Underwriting Agreement”) with the underwriters named therein (collectively, the “Underwriters”), which are represented by Deutsche Bank Securities and Citigroup Global Markets Inc., to issue and sell $500 million aggregate principal amount of 2.5% Convertible Senior Notes due July 30, 2013 (the “Convertible Notes”) in a public offering.  The offering was conducted pursuant to a Registration Statement on Form S-3 (the “Registration Statement”) and a related prospectus (the “Prospectus”) filed with the Securities and Exchange Commission.  In addition, the Company granted the Underwriters an option to purchase up to an additional $75 million aggregate principal amount of Convertible Notes to cover over-allotments (the “over-allotment option”).  The over-allotment option was exercised in full on June 13, 2007.  The Company estimates that the net proceeds from the offering, after deducting underwriting discounts and estimated offering expenses, will be approximately $565 million.

The Underwriting Agreement includes customary representations, warranties and covenants by the Company.  Under the terms of the Underwriting Agreement, the Company has agreed to indemnify the Underwriters against certain liabilities.  The description of the Underwriting Agreement contained herein is qualified in its entirety by reference to the Underwriting Agreement attached hereto as Exhibit 1.1 and incorporated herein by reference.

Convertible Note Hedge and Warrant Transactions

In connection with the sale of the Notes, on June 11, 2007, the Company entered into privately-negotiated convertible note hedge transactions with respect to the Company’s Class B common stock (the “Purchased Call Options”) with Deutsche Bank AG London, Citibank, N.A. and Morgan Stanley & Co. International plc (the “Counterparties”) and amended those transactions on June 13, 2007 in connection with the exercise in full of the over-allotment option.  The Purchased Call Options cover, subject to customary anti-dilution adjustments substantially identical to those in the indenture to be entered into in connection with the issuance of the Convertible Notes, approximately 5,250,670 shares of the Company’s Class B common stock at a strike price of approximately $109.51.  The Company paid approximately $106.7 million for the Purchased Call Options.  The Purchased Call Options will expire upon maturity of the Notes.

Separately and concurrently with entering into the Purchased Call Options, on June 11, 2007, and the exercise of the over-allotment option, on June 13, 2007, the Company also entered into and amended warrant transactions with the Counterparties with respect to the Company’s Class B common stock, whereby the Company sold to the Counterparties warrants to acquire, subject to customary anti-dilution adjustments, approximately 5,250,670 shares of the Company’s Class B common stock (the “Sold Warrants”) at a strike price of $140.176 per share.  The Sold Warrants will expire in ratable portions on a series of expiration dates commencing after the maturity of the Notes.  The Company received approximately $57.0 million from the sale of the Sold Warrants.  The Sold Warrants were issued to the Counterparties pursuant to the exception from registration set forth in Section 4(2) of the Securities Act.

In connection with the Purchased Call Options and the Sold Warrants, on June 11, 2007 and June 13, 2007, the Company and the Counterparties entered into certain confirmation letters (collectively, the “Confirmations”).

The Purchased Call Options are exercisable on the same dates as any date of conversion of the Notes.  The Purchased Call Options provide for net share settlement upon exercise, such that the Counterparties will owe the Company net shares of the Company’s Class B common stock and/or cash in lieu thereof if elected by the Company under the Convertible Notes in an amount based on the excess of the then current market price of the Company’s Class B common stock over the strike price of the Purchased Call Options, which corresponds to the initial conversion price of the Notes and is similarly subject to certain customary adjustments.  The Sold Warrants provide for net share settlement upon exercise, such that the Company will owe the Counterparties net shares of its Class B common stock in an amount based on the excess of the then current market price of its Class B common stock over the strike price of the Sold Warrants.

The Purchased Call Options and Sold Warrants are separate transactions, each entered into by the Company with the Counterparties, are not part of the terms of the Notes, and will not affect the holders’ rights under the Notes.  The Purchased Call Options are expected to reduce the potential dilution to the Company’s Class B common stock upon any conversion of the Notes in the event that the market value per share of the Company’s Class B common stock, as measured under the Purchased Call Options, at the time of exercise is greater than the strike price of the Purchased Call Options.  If, however, the volume-weighted average price per share of the Company’s Class B common stock exceeds the strike price of the Sold Warrants when the Sold Warrants are exercised, the Company will be required to issue shares of the Company’s Class B common stock to the Counterparties, and those issuances will have a dilutive effect on the Company’s earnings per share.

Item 3.02. Unregistered Sales of Equity Securities

The disclosure required by this item is included in Item 1.01 and is incorporated herein by reference.

Item 8.01. Other Events

On June 11, 2007, the Company issued a press release announcing the offering of the Convertible Notes, a copy of which is filed as Exhibit 99.1 hereto and incorporated herein by reference.

On June 12, 2007, the Company issued a press release announcing the pricing of the Convertible Notes, a copy of which is filed as Exhibit 99.2 hereto and incorporated herein by reference.

Item 9.01. Exhibits

The following exhibits are furnished with this Form 8-K:

Exhibit No.	Description
1.1	Underwriting Agreement, dated as of June 11, 2007, among Molson Coors Brewing Company, the guarantors party thereto, and Deutsche Bank Securities Inc. and Citigroup Global Markets Inc.
99.1	Press Release dated June 11, 2007.
99.2	Press Release dated June 12, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Molson Coors Brewing Company

By:	/s/ Timothy V. Wolf
Name:	Timothy V. Wolf
Title:	Global Chief Financial Officer

DATED:  June 14, 2007

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement, dated as of June 11, 2007, among Molson Coors Brewing Company, the guarantors party thereto, and Deutsche Bank Securities Inc. and Citigroup Global Markets Inc.
99.1	Press Release dated June 11, 2007.
99.2	Press Release dated June 12, 2007.